Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of Cyalume Technologies Holdings, Inc. on Form S-1 (File No. 333-157827), of our report dated March 27, 2009, relating to the consolidated financial statements of Cyalume Technologies, Inc. and Subsidiary for the period January 1, 2008 to December 19, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CCR LLP
Glastonbury, Connecticut
April 7, 2010